Exhibit 99.2

John H. Harland Company
Transcript of FY 2003 First Quarter Earnings Conference Call
April 23, 2003

Operator
Please standby we are about to begin. Good day everyone and welcome to John Harland's first quarter 2003 earnings release conference call. Today's call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. John Stakel, Vice President and Treasurer. Please go ahead sir.


John Stakel, VP and Treasurer
Thank you Lisa. Thanks for joining us on Harland's 2003 First Quarter earnings conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer and Charlie Carden, Chief Financial Officer. In accordance with Regulation FD this call is open to all interested parties and is being broadcast live over Harland's website at www.harland.net.

I would like to make a brief cautionary statement that certain words and phrases, such as "should result" or "will continue", "estimated or projected" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the company's historical experience and present expectations or projections.

Caution should be taken not to place undo reliance on such forward looking statements which speak only as of this date. The very factors that affect the company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections. These factors are discussed in some detail in our press release, our 10K and our 10Q and I would refer you to these for further clarification.

And with that I will turn the call over to Charlie Carden, Charlie.


Charles B. Carden, SVP and CFO

Thank you John and good morning.

For the first quarter of 2003, Harland's sales of $193.4 million were up $7.8 million or 4.2% from $185.6 million for the same period a year ago. Net income for the first quarter was $13.2 million, up $4.4 million or 50.0% from last year's first quarter reported net income of $8.8 million. Diluted earnings per share for this year's first quarter were $0.46 compared with diluted earnings per share of $0.29 reported for the first quarter of 2002.

The increases in net income and earnings per share were due primarily to a $6.8 million pre-tax charge in the first quarter of 2002 related to the accelerated vesting of certain restricted stock grants. The charge was equivalent to $0.13 per share, net of the resulting reduction of amortization expense. A decrease from 30.8 million weighted average diluted shares outstanding in 2002 to 28.4 million in 2003, a 2.4 million share or 7.6% decrease, also contributed to the increase in earnings per share. Most of the decrease over the past twelve months resulted from the Company's share repurchase program.

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Turning to operations, as stated earlier, consolidated sales for the first quarter were $193.4 million compared with sales of $185.6 million in 2002 with the Software & Services and Scantron segments reporting increases which more than offset a decrease in Printed Products. Sales for Software & Services increased 29.6% compared with last year due to higher sales for all business units, all of which resulted from acquisitions. Scantron's sales increased 8.9% compared with last year. The combination of sales from the EdVISION acquisition in July 2002, increased sales of new Imaging products, strong standard form sales and internal growth in the Service Group contributed to the year over year sales improvement for Scantron, more than offsetting sales decline for Optical Mark Reading (OMR) equipment and custom forms. Sales for Printed Products decreased 2.8% due to declines in all business units - Checks, Harland Business Solutions and Direct Marketing / Investment Services.

Consolidated gross profit for the first quarter was 48.5% of sales, up from 45.9% for the same period last year. The improvement was the result of a favorable change in sales mix, cost management and productivity improvement initiatives.

Effective with the fourth quarter of 2002, software product development costs were reclassified from Cost of Sales to SG&A Expenses. Prior periods have been restated to reflect this change for comparability. The reclassifications had no impact on net income or shareholders' equity as previously reported.

The balance of my comments will be focused on the operations of our three business segments.

The Printed Products segment consists of Checks, Direct Marketing / Investment Services and Harland Business Solutions.

The Software & Services segment consists of Harland Financial Solutions which includes our Analytical Services operation that focuses on behavioral modeling software and services, Core Systems, Delivery Systems, Mortgage Solutions and Retail Solutions. Retail Solutions includes Easy Systems, acquired in May 2002, which provides turnkey branch automation solutions for the community bank market. Core Systems includes SPARAK Financial Systems, acquired in September 2002, which provides integrated hardware and software systems to community banks. Mortgage Solutions includes INTERLINQ, acquired in October 2002, which is the leading provider of mortgage loan origination, production and servicing solutions to over 1,400 banks, thrifts, credit unions and mortgage companies.

Scantron is the third segment and includes Data Collection, Testing & Assessment and the Services Group. Testing & Assessment includes EdVISION, which was acquired in July 2002. EdVISION is a leading provider of curriculum development and assessment tools for the education industry providing products and services to more than 20,000 schools nationwide.

Printed Products' segment income in the first quarter decreased 1.5% from $21.3 million in 2002 to $21.0 million in 2003 on a 2.8% decrease in sales from $130.8 million in 2002 to $127.1 million in 2003. The sales decrease resulted from a 1.5% decrease in Checks' sales, a 7.1% decrease in Harland Business Solutions' sales and a 4.9% decrease in Direct Marketing / Investment Services sales. The decrease in Checks' sales was primarily attributable to an 8% decline in checks' unit volume in its imprint operations for the quarter compared with the same period a year ago. The previously disclosed loss of a large bank customer in the Checks business unit combined with fewer checks sold to a direct marketer and a general market decline were partially offset by gains in the community bank market. The impact of lower unit volume was partially offset by a 7.5% improvement in average price per unit.

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Harland Business Solutions' sales were down compared with the prior year due to the loss of a customer in late 2002 and decreased sales supporting small business software companies. Increased scale of its financial institution referral program partially offset those declines. Direct Marketing / Investment Services sales continue to be adversely affected by the general economic slowdown resulting in lower credit card promotions and fewer openings of brokerage accounts, especially online brokerage accounts.

Printed Products' profitability was helped by process improvements and new technology in Checks' operations, which resulted in a 26.8% reduction in imprint operations headcount, thereby reducing operating costs compared with the prior year. The combination of Checks' improved average price per unit and lower operating costs resulted in improved operating results for the Printed Products segment compared with last year. However, the pushdown in 2003 of $850,000 of certain business unit related expenses that were in corporate expenses in 2002 more than offset the improved operating results for Printed Products compared with last year.

As mentioned earlier, Software & Services' reported sales increased 29.6% in the first quarter compared with last year with all business units reporting higher sales. All of the sales increase resulted from 2002 acquisitions. In addition to the sales increase, backlog increased 37% from last year's first quarter and 2.2% from last year's fourth quarter. The increase in backlog from the prior year was due to acquisitions and stronger bookings. Excluding the impact of acquisitions, backlog increased 8.5% from last year's first quarter.

Segment income for Software & Services was $4.2 million compared with $3.6 million in 2002. Lower operating expenses for its legacy operations combined with the impact of its acquired operations accounted for most of the increase in Software & Services segment income. The pushdown in 2003 of $715,000 of certain business unit related expenses that were in corporate expenses in 2002 partially offset these improvements in the first quarter of 2003.

Scantron's sales were up 8.9% in the first quarter compared with last year. About 3/4 of this increase was due to sales resulting from the EdVISION acquisition in July of last year. The remainder of the increase was due to internal growth in the Service Group, strong standard forms and Test Scoring Machine sales and sales from new Imaging products. Partially offsetting those increases was the continuing trend of lower Optical Mark Reader equipment and related custom forms sales due to the move from the older OMR technology to imaging and direct input methods of data collection.

Segment income was down 37.6% for the quarter due primarily to the impact of the EdVISION acquisition and declining OMR sales which were partially offset by strong standard forms sales. EdVISION sales were below expectations due in large part to state budget constraints for education. Other factors affecting the first quarter were increased research & development, selling and marketing expenses related to its new technology solutions and Scantron's move to a new facility in Irvine, CA. There were significant costs and production inefficiencies during the quarter related to the move.

Interest expense for the first quarter was $1.5 million, a decrease of about $114,000 from last year due to lower interest rates. Long-term debt was $137.4 million at quarter-end compared with $105.1 million at the quarter-end of last year. The increase of only $32.3 million is indicative of our strong cash flow during the twelve months ended March 28, 2003 considering the $94.5 million of acquisitions, net of cash acquired, and $45.3 million of stock repurchases during the year. We expect net interest expense for 2003 will be approximately $6.0 million, about the same as 2002.

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Our cash flow continued to be strong during the first quarter. We repurchased almost 834,000 common shares for a total of $19.1 million during the quarter under our share repurchase program at an average price of $22.95 per share and were still in a position to reduce long-term debt outstanding by $6.7 million.

For planning purposes, we are assuming about 28.5 million diluted shares outstanding for 2003. This update reflects share repurchases during the first quarter.

The effective tax rate was 38.5% for the first quarter of 2003 compared with 39.5% for the first quarter of last year. The decline in the effective tax rate largely reflects a reduction in the effective state rate and a reduction in certain estimated permanent timing differences. The effective rate for 2003 operations should be approximately 38.5%.

Turning to the outlook, we continue to remain cautious going into the second quarter of 2003 given the outlook for the Printed Products and Scantron segments and the economy in general. For these reasons, we expect second quarter earnings to be in the $0.35 to $0.40 per share range, down slightly from last year's $0.42 per share for the second quarter. However, due to the earnings momentum later in the year, particularly from Software & Services, and the impact of our first quarter share buyback, we expect earnings for the year to be in a range of $1.98 to $2.03, unchanged from our previous guidance.

That concludes the financial discussion. I would now like to turn the call over to Tim.


Timothy C. Tuff - Chairman of the Board, President and CEO

Thanks Charlie, and thank you for joining us as we discuss our results for the first quarter.

We had a good quarter - especially in our software business - and posted year-over-year increases in sales and net income. We continue to improve operations across the organization and develop new products that are being well received by our customers.

The economy continues to be a challenge. We are seeing signs of an increase in pipeline in some parts of our business, but as we have been saying over the past several quarters, there has been a definite lengthening of the sales cycle. This is evident in many parts of our business.

Our strategy remains unchanged, and we are making progress in implementing it in each of our businesses. I'd like to now give you an update on that progress, starting with Printed Products.

Printed Products includes our Checks, Direct Marketing and Investment Services, and Harland Business Solutions. Segment sales for the quarter were down 2.8% year-over-year, and segment income declined 1.5%.

We estimate that the secular rate of decline for the overall check market is 3%
- 4%. Our units were down 8% in the first quarter.

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We have gained market share among the more profitable community banks and credit unions segments, but we have lost two accounts with larger banks, one of which where we were the secondary supplier and the other in which we were the exclusive supplier.

The market in national accounts remains very competitive indeed. Large up-front payments and other incentives are being offered by competitors in addition to low prices, especially where a bank is considering outsourcing its checks business to the check vendor.

The checks business is a declining business and while up-selling and cross-selling can increase the value of the check order to a vendor such as ourselves, as we have already demonstrated in our commercial referral program over the past few years, one has to be cautious of commitments related to future revenue or assuming volumes at an account will be the same five years from now as they are today.

Harland is being strategic in the accounts it is targeting. We will be successful in some of these major accounts and not in others. We will continue to focus on community banks and credit unions, which we have demonstrated over the last few years are more profitable, but not to the exclusion of all large accounts. I would point out that right now three of the top fifteen banks have increased, or are in the process of increasing, the percentage of their business being given to us or are opting to deal with us on an exclusive basis.

While units are down, our average price per unit was up 7.5% in the quarter - a function of our mix of business and our ability to extract more value from each unit by cross-selling and up-selling other products through new marketing programs.

We also did a really good job of reducing costs in our Checks business, taking the benefits of the conversion to digital technology in our imprint facilities to new levels. We are confident that there will be additional opportunities to continue to reduce our cost structure.

The business products market was slow in the first quarter, but our commercial referral program, which helps financial institutions retain or recapture commercial customers continued to make good progress and helped offset the loss of a major account in this business unit.

As expected, Direct Marketing continued weak in the quarter. The slowdown in the economy has impacted mass mailings, and we don't expect this part of our business to pick up in the near term.

Turning now to Software and Services, they had a strong quarter. Segment sales increased 29.6% year-over-year, reflecting the three acquisitions we made in 2002, and segment income was up 16.2%. Our backlog was up 37% year over year. Backlog for our legacy businesses was up 8.5%.

Software and Services includes two compliance businesses - Delivery Systems and Mortgage Solutions, which continue to represent more than half of our software business.

Delivery Systems sales grew 2.0% over the prior year. Whereas previously we were more reliant on big contracts, we are starting to see a more favorable mix of business. Financial.center, our web-based compliance product continues to gain acceptance in the market. We launched this product in 2002 and are now approaching our 100th customer. We have also broadened our compliance offering to include service as well as software. In the first quarter, we announced a partnership with Compliance Coach, which enables us to offer compliance training and certification to our customers in addition to our traditional compliance products.

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Mortgage Solutions is our other compliance business. It did better than we had expected in the first quarter. We acquired INTERLINQ in 2002 and have been busy integrating our former mortgage business with INTERLINQ. We are also investing significantly in product development for our mortgage business. Our new product, E3 is currently in beta with almost 40 customers and remains on track to be launched mid year. We believe it will help us build on our leadership position in this market. One milestone we reached in the first quarter was the one-millionth loan serviced on the INTERLINQ loan servicing system.

Core Systems continued to make good progress. Sales for the quarter, which included the impact of Sparak, were up 48.7% year-over-year. Our Core Systems business includes the ULTRADATA System for credit unions, which has benefited from being integrated with 10 other Harland products and services. Our strategy with acquisitions is to integrate them right from the start, and we are following this strategy with Sparak, including integrating the Sparak system with other Harland products and services. While we believe it will generate similar results to the integration of ULTRADATA, it will take some time to see the full effect of this effort.

Sales for our Retail Solutions business, which includes our CRM and teller platform business, grew 9.6% in the quarter. This growth reflects the impact of an acquisition. We added nine new Touche customers in the quarter, compared to five in the 4th quarter of 2002 and have now sold a total of fifty-four Touche systems. Unlike our compliance business, Retail Solutions represents discretionary expenditures. We have seen the sales cycle lengthen, but the pipeline is now picking up. There are also signs that banks are looking to reinvest in teller platforms after a number of years of neglect, and we are one of the leaders in this space too.

The last part of our Software and Services business is Analytical Services, which provides behavioral models to financial institutions. Sales for the quarter were up 20.5% year over year for the original retail products suite. This quarter, we are adding a whole new suite of analytical products geared to small businesses, which will help our customers strengthen relationships with their small business customers.

Turning now to Scantron, Scantron is composed of three businesses: Testing and Assessment, Data Collection and Scantron Service Group. Segment sales for the quarter were up 8.9% but segment income was down 37.6%, both of which include the impact of our acquisition of EdVISION in July 2002.

In Testing and Assessment, the K-12 market remains difficult, with state and district school budgets under enormous pressure. Even where they are investing in new technology, they are cutting back on the number of applications. For example, in testing and assessment, we are seeing some schools concentrating expenditures on grades 3 and 7 only, the grades traditionally tested for performance against state and national standards.

However, we are optimistic for several reasons. We have 100% name recognition in the industry and are a recognized leader in testing and assessment solutions. We continue to have a high conversion rate. For example, 90% of all schools that try our Classroom Wizard product end up buy it. We are also investing heavily in both product development and in expanding our national sales force. Over one-half of our national sales force is relatively new and haven't yet hit their stride. Finally, the need for testing and assessment products remains strong. There are more students in schools and more tests being given to those students. If schools are not purchasing our new technology products, they are purchasing the traditional Scantron form.

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However, while we had previously expected schools to allocate revenue for the new technology products during the 2002-2003 school year, we now expect it to be during the 2003-2004 school year.

Reflecting the current market, we have reduced our work force in Scantron by approximately 10% during the quarter. This reduction occurred primarily in data collection and divisional support. The severance expenses in the quarter were approximately $500,000, which will result in annualized savings of approximately $2 million. The quarter's results also include expenses related to the move to a new facility, which had been planned for some time.

We have said that we would deploy cash by re-investing in our core businesses, making acquisitions, repurchasing shares and paying down debt, depending on which presented the best value for our shareholders. Last quarter we clearly believed that our share price represented a good value, and we demonstrated that belief by buying almost 834,000 shares for an average price per share of $22.95. This follows the purchase of 1.1 million shares in the previous quarter. Even with these share repurchases, we paid down long-term debt by almost $7 million.

While we did better than expected in the first quarter, we are holding to our guidance for the year of $1.98 - $2.03 per share. The economy continues to be a factor, and competitive activity is putting pressure on profitability even though we continue to do a good job in managing costs. A lower share count is a partial offset on an earnings per share basis.

To recap, it was a good quarter, and we are pleased with our continuing progress in implementing our strategy.

With that, I'll open it up to any questions.

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Operator
Thank you, the question and answer session will be conducted electronically. If you would like to ask a question, please do so by pressing the * key, followed by the digit #1 on your touchtone telephone. If you are on a speakerphone, please be sure your mute function is turned off to allow your signal to reach our equipment. Once again ladies and gentlemen, that is *1 to ask a question. We will go first to John Kraft with DA Davidson.
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John Kraft - DA Davidson
Good morning and congratulations on the good quarter. I wanted to get a little better feel of the margins in Scantron and you mentioned that you had some higher R&D costs, the moving costs, severance and what not. Are those pretty much finished up in the first quarter or do you expect to see some of those charges keeping margins down throughout the rest of '03?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Let me go through some of the items in Scantron. We had severance costs of about half-a-million dollars. That's a non-recurring cost and you will get benefits from that in subsequent quarters. In terms of the move to a new facility, as is usual, the way one has to pay a higher price in terms of rent for the new facility than the old. However, there is about a quarter of a million dollars worth of what I would term unusual expenses related to that move. The other areas of increase are in R&D and sales and marketing, and you should assume that those are ongoing expenditures. We are clearly gearing up to drive this business into a significant growth business.
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John Kraft - DA Davidson
Okay, and on the Software & Services, can you break out the contribution of INTERLINQ for the quarter out of that $9.7 million?
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Timothy C. Tuff - Chairman of the Board, President & CEO
We don't break it out at a business unit level and besides you now have our traditional mortgage business integrated with INTERLINQ's mortgage business. I did say, however, that we were encouraged by the performance of our mortgage business and it had exceeded our expectation.
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John Kraft - DA Davidson
Do you expect, then I guess, to see a ramp up of the INTERLINQ revenues once the new E3 launch gets going?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Yes.
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John Kraft - DA Davidson
And I didn't see it in there. I don't have the number for the backlog in the quarter of Software & Services. Could you give me that?
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Timothy C. Tuff - Chairman of the Board, President & CEO
The backlog at the end of the first quarter was $44.9 million and that was an increase of 37 percent from last year's first quarter, and the organic growth rate was, if you take out acquisitions, was 8.5 percent.
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John Kraft - DA Davidson
Okay, and last question. Charlie, you mentioned that you're modeling for a share count of 28.5 million. Is that, should we read into that you are not planning on any additional buybacks or you don't like the stock quite as much at these prices?
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Charles B. Carden - SVP and CFO
We don't forecast buybacks. We use our cash and, as Tim has always said, we evaluate repurchase of our stock investments in our current businesses, acquisitions or pay down of debt. We look at all of those and make determinations of what is providing the best value for the shareholders, but we don't forecast future stock purchases. We do have additional availability under our authorization from the board. We don't think that.
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John Kraft - DA Davidson
Alright, thanks guys.
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Operator
Our next question comes from Craig Peckham with Jefferies and Company.
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Craig Peckham - Jefferies and Company
Good morning. Within Printed Products I wondered about the direct marketing area. Does it appear that that has stabilized at all or is it fair to say it is still getting worse as the economy is tough for that particular unit?
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Timothy C. Tuff - Chairman of the Board, President & CEO
I would hope that it was bouncing along the bottom. That is part of our business which is impacted by the economy, and if you see an uptick in the economy that is likely to be reflected by our DMIS business. But, it is certainly bumping along at very low levels by the historic standards.
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Craig Peckham - Jefferies and Company
Okay, and were there any termination fees or special payments in the first quarter in Printed Products? I know you had mentioned you had the loss of one primary and one secondary. I think the primary customer happened in the fourth quarter.
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Charles B. Carden - SVP and CFO
There is a $1.5 million payment received in the first quarter associated with a contract termination.
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Craig Peckham - Jefferies and Company
Okay. And, given the difficulties on the budget side at the state and local level, that we are all aware of, can you help me understand the strategy for stepping up the R&D and stepping up the sales and marketing right now, rather than at least waiting maybe on the sales and marketing side?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Absolutely, if you look within education, testing and assessment is one of most attractive areas and it is a significant growth business. Our new technology is demonstrating results. We are beginning to get quantified results from students who have utilized our technology.

The adoption, in our opinion, is not a case of whether it will be adopted; it is a matter of when. We have the leading products and we will be marketing these aggressively, not just at school levels but at the district and state levels, and we are developing new products that will come in right behind this. So, we are very confident of what we are doing here and we are especially confident of this segment of the education market.
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Craig Peckham - Jefferies and Company
Okay. Thank you.
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Operator
Our next question comes from Steven Laws with W.R. Hambrecht.
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Steven Laws - W.R. Hambrecht
Good morning. I wanted to ask a couple of questions on the acquisition strategy going forward. Are you hearing back from your customers on the, I guess, the education side or on the software side as far as new products that they would like to see you guys offer?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Yes. We have stepped up our new product development and you are seeing that in the increase in R&D expenditures right across the organization. And, the reality is that it seems a little perverse but the longer the economy stays difficult, in some ways that operates to our advantage, because customers both in the financial space and educational space are conservative and they want to buy product from companies they know are going to be around and they want to buy products from the brand names, and Harland is a brand name in financial, and Scantron is a brand name in education.

And, in addition they are looking for solutions to be integrated, they want fewer suppliers rather than more suppliers, and we are suppliers and reputable suppliers of traditional technology and in every case we are now integrating the new technology to go with that. So, in fact that really does operate to our benefit.
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Steven Laws - W.R. Hambrecht
Okay and somewhat following up on EdVISION, it seems like of the acquisitions, the ones in the software services business are slightly exceeding expectations of revenue when you acquired them, while EdVISION is running at about 50 percent below what you guys expected last year. Is that mainly due to the state budget, or it is something else going on there with regards to EdVISION?
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Timothy C. Tuff - Chairman of the Board, President & CEO
No, in the software side, our acquisitions are performing as at or about our level of expectation. EdVISION is performing below our level of expectation, this is absolutely not related to the products that we acquired there. It is as a function of the rate of adoption of these products. In fact the products are performing extremely well. It is the rate of adoption that has slowed down and it is slowed down because of tremendous pressure wherever you are in the country. You can pick up the newspaper almost on a weekly basis and see how state legislatures are looking to reduce expenditures in education. Having said that, testing and assessment is one of the things that has been given priority. So that when there is a little bit more discretionary expenditure on these budgets, I think you will see expenditure in testing and assessment one of the first to really pick up and we think that that will be assisted by funds beginning to flow from the No Child Left Behind Act, which was a federal fund and we anticipate that that will start helping towards the end of this year.
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Steven Laws -W.R. Hambrecht
Great, and one final question. You commented in your prepared remarks about the pricing remaining competitive on the Printed Products side. With regard to the Software & Services business, how is pricing holding up there, given this kind of weak spending environment by banks as well? Are you seeing the same intense pricing pressure on that business?
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Timothy C. Tuff - Chairman of the Board, President & CEO
When you are selling products such as we are, they are really very differentiated products. So it is not to say there isn't pressure on pricing and on terms in contracts but they tend to be differentiated products and the product that is selected in almost all of the markets in which we participated, is selected based on issues other than price, assuming that you are reasonably competitive and not so way out in terms of price. We are seeing, certainly some like, I will say out of the box software, which tends to be in the core banking space for very small banks, a little increase in price pressure that is, as I said, most of these products are highly differentiated products and therefore price, not to say it is not material, is a less material issue than it is in a more commoditized business.
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Steven Laws -W.R. Hambrecht
Great thanks and congrats on the nice quarter.
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Timothy C. Tuff - Chairman of the Board, President & CEO
Thank you.
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Operator
Our next question comes from Nik Fisken with Stevens, Incorporated.
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Nik Fisken - Stephens, Incorporated
Hi, good morning everyone. Wanted to focus some more time on talking about the pricing environment for Printed Products. Tim, can you expand on your comment in the press release about the pricing environment is increasingly competitive?
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Timothy C. Tuff- Chairman of the Board, CEO and President
Yes, and I think I expanded on that in my comments. We are seeing very competitive conditions. I have commented on that for the last few quarters. It is especially in the big bank market and the most competitive of all is where you have a big bank that is considering outsourcing its check program to a check vendor.
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Nik Fisken - Stephens, Incorporated
Did it get more competitive progressively, year-to-date or has it been as competitive today versus beginning of the year?
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Timothy C. Tuff - Chairman of the Board, President & CEO
I would say that this year it is more competitive than last year. I am not sure that we have seen a significant change during the course of this year.
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Nik Fisken - Stephens, Incorporated
If you look out for the rest of 2003, what's the revenue size of the largest contract you have got up for renewal if you exclude any contract that you have already lost?
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Timothy C. Tuff - Chairman of the Board, President & CEO
We don't disclose individual contracts, and when something is up for renewal, it can be a little arbitrary, because you will have situations where you will have a customer that looks to renew their contract early, and or they may postpone the decision into a further period. So these things can slide around, I have said that on average, 20-25% of our business, and our competitors' business, is up for renewal in any particular year.
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Nik Fisken - Stephens, Incorporated
I realize that. What I like to isolate is, in the area of your business that's increasingly competitive, the large banks' Printed Products contracts. I am wondering, of that 20-25% that's come up for renewal, is it more than '02, for the big bank market, or do you have less contracts coming up this year. You do not have to give any specific numbers, just kind of talk us through if '03 is going to be a big year for you guys to go out and sign up more big banks. Or, on the flip side, are you susceptible to lose more big banks this year than you were last year?
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Timothy C. Tuff - Chairman of the Board, President & CEO
There are always possibilities of banks going out early, now that can increase in any particular year, the amount of your business that you have up for renewal. I think that it is widely known that our largest customer in the Printed Products base was renewed not so long ago. Having said that, there will be some significant contracts coming up for renewal in 2003. And, in those contracts we have opportunities to both increase our share of the business, as well as to lose business. The other wild card here is acquisition of banks by other banks, that actually can have one of the biggest impacts of all, and it all depends on whether you are a supplier to the bank that prevails, and that is a very hard thing to forecast.
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Nik Fisken - Stephens, Incorporated
You mentioned also in your commentary that you are going to look at a cost structure focus for Printed Products. I am wondering what you mean exactly there?
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Timothy C. Tuff - Chairman of the Board, President & CEO
What I said is that we have done an excellent job on the cost side. We are seeing great benefits from our conversion to digital, and that is not all, we have not seen all of the benefits from that, and we continue to see opportunities to further reduce our costs.
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Nik Fisken - Stephens, Incorporated
If you add back the corporate into Printed Products, the pretax margins were
17.2 percent, which is up nice and looks like we are increasing off of a bottom, I'm wondering if you expect to maintain that level of profitability or not?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Well, I think we are very confident on the cost side, the wild card is on the pricing side, and that is hard to forecast at this point in time. As I said, it is very competitive conditions out there.
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Nik Fisken - Stephens, Incorporated
If you look at the guidance per Q2 '03, it's really your guiding to the worst quarter that I've got on record, in terms of earnings per share. I am wondering if that guidance, compared to what say this quarter you just reported. Then, it is a loss of revenue or is it a margin issue? Charlie, can you kind of walk us through, or if Tim wants to do it? Why, such a sequential decline?
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Charles B. Carden, SVP and CFO
I think it was saying that our first quarter results were better than we had expected and some of that can be timing of contracts. We are also forecasting quite a ramp up in Q3. It is some times hard to forecast when specific contracts are going to land. The other thing is that we did do a particularly good job on the cost side in the first quarter, some of that gives us a result of some deferred costs, and we anticipate that some of those will be incurred during the second quarter. As I said, we are giving you the overall trend and the first quarter was better than we expected. The second quarter will be not quite as good as you would expect it, but look at the overall trend to be up.
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Nik Fisken - Stephens, Incorporated
Okay, and then to focus on Scantron, Charlie, was there any expense reclassification on the Scantron unit?
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Charles B. Carden, SVP and CFO No, there was not.
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Nik Fisken - Stephens, Incorporated
And when you made EdVISION, in the press release, you said it was going to be marginally accretive to 2002 and add $13 million of revenue to 2002. I am wondering, did it? And secondly, has it been dilutive thus far in 2003.
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Timothy C. Tuff - Chairman of the Board, President & CEO
That number is going to get increasingly difficult to track because we now have a national sales force, which is selling all products. My comment is that the revenue is clearly less than we had expected or forecast. But that is because of the timing of the purchase of these products. What we are seeing in the market is actually very encouraging. These products are being well received. They are doing what we said, they would do, this is strictly a function of timing of purchase. It is a very typical pattern of adoption we are seeing. But the result of that is low revenue. We are not throttling back on the sales or marketing on the product development. So, these products are doing exactly what we said that they would do and thought that they would do. It is just a matter of timing.
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                                                                          13

Nik Fisken - Stephens, Incorporated
Then last question. Given the aggressive repurchase program and I applaud you for it, can you comment on the acquisition pipeline/environment. Do you expect to do any acquisitions here in the near future, just kind of comment on the pipeline?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Well, we don't comment on acquisition activity. We are readily reviewing acquisitions. We readily participate in detailed analysis. I would say that the deal flow has accelerated. I am not sure whether that is as a function of market conditions, or more as a function of people are really beginning to see what we have developed in software in the financial space and the logic of adding additional products to that, and the same thing applying in the education space as well. As we really go for leadership position in testing and assessment, not just in paper products, but electronic products of all types and kinds.

I think that both markets are highly fragmented, there are many privately owned companies in this space and I think that a number of those people said, look again, I have to exit within a certain period of time; I am not confident of the IPO window opening up in any reasonable period; and, besides I'm probably a bit small for an IPO and therefore makes a lot of sense to team up with one of the majors and we're now viewed as one of the majors.
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Nik Fisken - Stephens, Incorporated
And then to further monopolized the call, I've got one more question. Your average price was $22.95 on the repurchase program and stock is $24 and change today. Is there a limits of price where you will not buy back stock, is it $23, that you'll buy it below $23, is there a limit to the price?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Nik, I have said that we will look at the deployment of our cash flow in order to maximize value for our shareholders. We will evaluate all options and particularly acquisitions and buy back. If you do the math you will find that buy back of our shares in this environment is accretive to a much higher number. You can probably be in excess of $40 per share, so that is not the issue. We are strictly looking at the best deployment of the cash in order to generate shareholder return.
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Nik Fisken - Stephens, Incorporated Thank you and congratulations on the quarter.
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Operator
We'll go to Chris Rowen with SunTrust Robinson Humphrey.
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


Chris Rowen - SunTrust Robinson Humphrey Capital Markets
Yes, good quarter guys, on the two banks that you mentioned you lost, one where you were primary, and one where you were the optional provider, do those losses include the contract that Deluxe announced with SunTrust, or they are different than that?
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Timothy C. Tuff - Chairman of the Board, President & CEO I am not aware of
Deluxe making any announcement in relation to SunTrust.
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Chris Rowen - SunTrust Robinson Humphrey Capital Markets I'm sorry. I meant
SouthTrust. I guess I should know my own bank's name.
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Timothy C. Tuff - Chairman of the Board, President & CEO
I thought you had some more news for me. Deluxe did put out an announcement in relation to SouthTrust. We do not comment on specific customers, but I think you should (pause) other people have drawn that conclusion.
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Chris Rowen, SunTrust Robinson Humphrey Capital Markets
That is included or incremental?
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Timothy C. Tuff - Chairman of the Board, President & CEO
Included.
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Chris Rowen - SunTrust Robinson Humphrey Capital Markets
Okay, great. Thanks a lot.
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Operator
We would like to have a remind everyone the rebroadcast of this conference is available starting today at 1 p.m. eastern time and will run until April 30th, 2003 at midnight eastern time. You may access the rebroadcast by calling (719) 457-0820. Please reference confirmation code 609224. Again, that number is (719) 457-0820, confirmation code 609224. Mr. Stakel, I would like to turn the conference over to you for any closing remarks.
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John Stakel, VP and Treasurer
Thank you Lisa. Thanks again for joining us this morning as we covered our first quarter results and our outlook for the rest of 2003. A replay of the call will be available at Harland's website at www.Harland.net. Thanks again for joining us.
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Operator
This concludes today's conference. We thank you for your participation. You may disconnect your line at this time.

End of Call